UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 10, 2014

Date of Report (Date of earliest event reported)

AMBIT BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35919	33-0909648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11080 Roselle St.

San Diego, California, 92121

(Address of principal executive offices including zip code)

(858) 334-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 28, 2014, Ambit Biosciences Corporation, a Delaware corporation (“Ambit”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Daiichi Sankyo Company, Limited, a Japanese corporation with its principal office at 3-5-1, Nihonbashi-honcho, Chuo-ku, Tokyo 103-8426, Japan (“Parent”), and Charge Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). In accordance with the terms of the Merger Agreement, Purchaser commenced a tender offer to purchase all the issued and outstanding shares of common stock, par value $0.001 (the “Shares”), of Ambit, at a purchase price of (i) $15.00 per Share in cash (the “Closing Amount”), without interest, plus (ii) one non-transferable contingent value right for each Share (each, a “CVR”), which represents the contractual right to receive a cash payment of $2.25 if a certain commercialization related milestone regarding quizartinib, as described in and under the conditions set forth in the Contingent Value Rights Agreement (the “CVR Agreement”), is achieved and another cash payment of $2.25 if a certain other commercialization related milestone regarding quizartinib, again as described in and under the conditions set forth in the CVR Agreement, is achieved, with a maximum payment of up to $4.50 in cash per CVR, net to the seller in cash, without interest (together with the Closing Amount, the “Offer Price”), subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 10, 2014 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

On November 10, 2014, Parent announced the completion of the Offer. The Offer expired at 5:00 p.m., Eastern Time, on November 10, 2014 (the “Expiration Date”). According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), as of the Expiration Date, a total of 15,674,238 Shares had been validly tendered into and not validly withdrawn from the Offer, representing approximately 85% of the outstanding Shares as of the Expiration Date. All conditions to the Offer having been satisfied (or waived), Purchaser accepted for payment all Shares validly tendered into the Offer and not properly withdrawn.

On November 10, 2014, following the expiration of the Offer and the purchase by Purchaser of the Shares validly tendered and not properly withdrawn thereunder, Purchaser merged with and into Ambit, with Ambit surviving the merger (the “Surviving Corporation”) and continuing as a wholly owned subsidiary of Parent (the “Merger”). The Merger was effected without the affirmative vote of any other stockholder of Ambit pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares then held by Ambit, Parent, or any of their wholly owned subsidiaries (including Purchaser), all of which were canceled and retired, and (ii) Shares held by stockholders of Ambit who properly exercise appraisal rights under Section 262 of the DGCL, if any, was converted automatically into the right to receive an amount of cash equal to the Closing Amount, without interest, plus one CVR (less any required withholding taxes). The Surviving Corporation will possess all of the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions and disabilities, of Parent and Ambit.

At the Effective Time, each outstanding option to purchase shares of the Company’s common stock (each such option, an “Option”) that was then outstanding and unexercised, whether or not vested, was cancelled and converted into the right to receive cash in an amount equal to (i) the total number of Shares subject to such Option immediately prior to the Effective Time (without regard to vesting) multiplied by (ii) the excess, if any, of (A) the Closing Amount over (B) the exercise price payable per Share under such Option. Each holder of a cancelled Option which has an exercise price per Share that was less than the Closing Amount (an “In-the-money Option”) received one CVR with respect to each Share subject to such In-the-money Option.

At the Effective Time, each restricted stock unit granted pursuant to the Company’s equity incentive plans or otherwise (collectively, the “RSUs”) that was then outstanding was cancelled and converted into the right to receive (x) cash in an amount equal to (A) the total number of Shares issuable in settlement of such RSU immediately prior to the Effective Time without regard to vesting multiplied by (B) the Closing Amount and (y) one CVR for each Share issuable in settlement of such RSU immediately prior to the Effective Time. The Company accelerated (contingent upon the Effective Time) the vesting of each unvested Option which has an exercise price per Share that is equal to or greater than the Closing Amount (as “Out-of-the-money Option”) on October 29, 2014 (such date, the “Acceleration Date”) and, allowed each holder of an Out-of-the-money Option to exercise all or a portion of the Out-of-the-money Option, contingent upon the Effective Time.

At the Effective Time, to the extent permitted pursuant to the applicable warrant to purchase shares of the Company’s common stock (a “Warrant”), each Warrant which had an exercise price per Share that was less than the Closing Amount (an “In-the-money Warrant”) that was then outstanding and unexercised was cancelled and converted into the right to receive with respect to each Share issuable upon the exercise of such Warrant an amount (x) in cash equal to (A) the Closing Amount minus (B) the exercise price per Share provided under the terms of such Warrant and (y) one CVR for each Share issuable upon exercise of such Warrant, provided that, each outstanding and unexercised warrant to purchase the Company’s common stock issued by the Company to investors in the Company’s October 2012 Series E preferred stock financing was cancelled as of the Effective Time in exchange for $16.25 per Share issuable upon the exercise of each such applicable Warrant.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2014 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference, Ambit requested that the Shares be withdrawn from listing on the Nasdaq Global Market as of the close of market on November 10, 2014. Accordingly, on November 12, 2014, the NASDAQ Stock Market LLC (“NASDAQ”) filed with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares were delisted from the Nasdaq Global Market.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares then held by Ambit, Parent, or any of their wholly owned subsidiaries (including Purchaser), all of which were canceled and retired, and (ii) Shares held by stockholders of Ambit who properly exercise their appraisal rights under Section 262 of the DGCL, was converted automatically into the right to receive an amount of cash equal to the Closing Amount, without interest, plus one CVR (less any required withholding taxes). At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of Ambit (other than their right to receive the Offer Price).

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Offer, a change of control of Ambit occurred. Upon the consummation of the Merger, Ambit became a wholly owned subsidiary of Parent.

Approximately $315.3 million was required to purchase all of the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer, to acquire all of the remaining issued and outstanding Shares pursuant to the Merger and to make the payments with respect to Options and Warrants provided under the Merger Agreement. Such payments were funded by Parent using cash on hand. In addition, a maximum amount of approximately $95.3 million may become payable in the future with respect to CVRs issued pursuant to the Offer and the Merger.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time on November 10, 2014, each of David Bonita, Faheem Hasnain, Jeffrey S. Hatfield, Standish M. Fleming, Mark G. Foletta, Allan P. Marchington, Michael A. Martino, David Parkinson and Isai Peimer resigned from the Board of Directors, and any committees thereof, of Ambit. Upon the consummation of the Merger and pursuant to the Merger Agreement, Glenn Gormley, Joseph Kenneth Keller and Richard Van Duyne, each of whom is a director of Purchaser, became the directors of the Surviving Corporation.

On November 10, 2014, the executive officers of Ambit as of immediately prior to the Effective Time, including Michael A. Martino, Alan Fuhrman, Athena Countouriotis and Annette North, as well as Craig Bleifer and Sandra Clarke, each of whom was an officer of Purchaser, were appointed as the officers of the Surviving Corporation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time of the Merger, (i) Ambit’s Amended and Restated Certificate of Incorporation was amended and restated in its entirety (the “Amended Charter”) as set forth in the Merger Agreement and (ii) Ambit’s Amended and Restated Bylaws, as amended, were amended and restated in their entirety to be identical to the by-laws of Purchaser as in effect immediately prior to the consummation of the Merger (the “Amended By-Laws”), except that the name of the surviving corporation set forth therein is “Ambit Biosciences Corporation.”

The Amended Charter and the Amended By-Laws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Ambit Biosciences Corporation.

3.2	Amended and Restated By-Laws of Ambit Biosciences Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIT BIOSCIENCES CORPORATION

Date: November 17, 2014	By:	/s/ Annette North
Annette North
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Ambit Biosciences Corporation.

3.2	Amended and Restated By-Laws of Ambit Biosciences Corporation.